Exhibit (p)(1)

PHILADELPHIA INVESTMENT PARTNERS NEW GENERATION FUND

(the “Trust”)

CODE OF ETHICS

I.

Legal Requirement.

Rule 17j-1(b) under the Investment Company Act of 1940, as amended (the “1940 Act”), makes it unlawful for any officer or trustee of the Trust (as well as certain other persons) in connection with the purchase or sale by such person of a security “held or to be acquired” by a series of shares offered by the Trust (each a “Fund,” and collectively, the “Funds”):

A.

To employ any device, scheme or artifice to defraud the Funds;

B.

To make to a Fund any untrue statement of a material fact or omit to state to a Fund a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

C.

To engage in any act, practice, or course of business which operates or would operate as a fraud or deceit upon the Funds; or

D.

To engage in any manipulative practice with respect to the Funds.

II.

Purpose of the Code of Ethics.

The Trust expects that its officers and trustees will conduct their personal investment activities in accordance with:

A.

The duty at all times to place the interests of the Trust’s clients first;

B.

The requirement that all personal securities transactions be conducted consistent with this Code of Ethics and in such a manner as to avoid any actual or potential conflict of interest or any abuse of an individual’s position of trust and responsibility; and

C.

The fundamental standard that investment advisory personnel should not take inappropriate advantage of their positions.

In view of the foregoing, the provisions of Section 17(j) of the 1940 Act, the U. S. Securities and Exchange Commission’s 1940 Act Release No. 23958 on “Personal Investment Activities of Investment Company Personnel” (August 24, 1999), the “Report of the Advisory Group on Personal Investing” issued by the Investment Company Institute on May 9, 1994, and the U. S. Securities and Exchange Commission’s September 1994 Report on “Personal Investment Activities of Investment Company Personnel,” the Trust has determined to adopt this Code of Ethics to specify a code of conduct for certain types of personal securities transactions which might involve conflicts of interest or an appearance of impropriety, and to establish reporting requirements and enforcement procedures.

The Trust expects that its investment adviser and (if required) principal underwriter will adopt separate codes of ethics for their members, directors, officers and personnel that are consistent with the purpose of this Code and applicable regulations.

III.

Definitions.

A.

An “Access Person” means:

1.

Each trustee or officer of the Trust;

2.

Each employee (if any) of the Trust (or of any company in a control relationship to the Trust) who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of a security by a Fund or whose functions relate to the making of any recommendations with respect to such purchases or sales; and

3.

Any natural person in a control relationship to the Trust who obtains information concerning recommendations made to the Funds with regard to the purchase or sale of a security.

B.

“Fund” means a company registered as such under the 1940 Act, or any series thereof, for which the Trust is the investment adviser or sub-adviser.

C.

An Access Person’s “immediate family” includes a spouse, minor children and adults living in the same household as the Access Person.

D.

A security is “held or to be acquired” if within the most recent 15 days it:

1.

Is or has been held by any of the Funds; or

2.

Is being or has been considered by any of the Funds or the Trust for purchase by the Funds.  A purchase or sale includes the writing of an option to purchase or sell and any security that is exchangeable for or convertible into any security that is held or to be acquired by any of the Funds.

E.

An “Initial Public Offering” means an offering of securities registered under the Securities Act of 1933, the issuer of which, immediately before the registration, was not subject to the reporting requirements of Sections 13 or 15(d) of the Securities Exchange Act of 1934.

F.

“Investment Personnel” of the Trust means:

1.

Any employee of the Trust (or of any company in a control relationship to the Trust) who, in connection with his or her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of securities by the Funds.

2.

Any natural person who controls the Trust and who obtains information concerning recommendations made to the Funds regarding the purchase or sale of securities by the Funds.

G.

A “Limited Offering” means an offering that is exempt from registration under the Securities Act of 1933 pursuant to Section 4(2) or Section 4(6) or pursuant to Rule 504, Rule 505, or Rule 506 under the Securities Act of 1933.

H.

“Covered Security” means a security as defined in Section 2(a)(36) of the 1940 Act, except that it does not include:

1.

Direct obligations of the Government of the United States;

2.

Bankers’ acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments (any instrument that has a maturity at issuance of less than 366 days and is rated in one of the two highest rating categories by a nationally recognized statistical rating organization), including repurchase agreements; and

3.

Shares of registered open-end investment companies; except that, shares of exchange traded funds (i.e., “ETFs”), whether registered as open-end investment companies or unit investment trusts, are deemed to be “Covered Securities” subject to the pre-clearance requirements contained in paragraph IV.B.1.a., below.

I.

“De Minimis Security” means securities issued by any company included in the Standard and Poor’s 500 Stock Index and in an amount less than $10,000.

J.

“Restricted Trustee” or “Restricted Officer” means each trustee or officer of the Trust who is not also a director, trustee, member, officer, partner, employee or controlling person of the Trust’s investment adviser or principal underwriter.

IV.

Policies of the Companies Regarding Personal Securities Transactions.

A.

General Policy.

No Access Person of the Trust shall engage in any act, practice or course of business that would violate the provisions of Rule 17j-1(b) set forth above, or in connection with any personal investment activity, engage in conduct inconsistent with this Code of Ethics.

B.

Specific Policies.

1.

Restrictions on Personal Securities Transactions By Access Persons.

a.

Except as provided below in paragraph IV.B.1.d., no Access Person who is not a Restricted Trustee or Restricted Officer may buy or sell Covered Securities for his or her personal portfolio or the portfolio of a member of his or her immediate family without obtaining oral authorization from the Chief Compliance Officer of the Trust prior to effecting such security transaction.  Any such authorization shall be memorialized by a written authorization in the form attached hereto as Exhibit E.

Note:

If an Access Person has questions as to whether purchasing or selling a security for his or her personal portfolio or the portfolio of a member of his or her immediate family requires prior oral authorization, the Access Person should consult the Chief Compliance Officer for clearance or denial of clearance to trade prior to effecting any securities transactions.

b.

Pre-clearance approval under paragraph (a) will expire at the close of business on the fifth trading day after the date on which oral authorization is received, and the Access Person is required to renew clearance for the transaction if the trade is not completed before the authority expires.

c.

No clearance will be given to an Access Person other than a Restricted Trustee or Restricted Officer to purchase or sell any Covered Security:

(i)

on a day when any of the Funds has a pending “buy” or “sell” order in that same Covered Security until that order is executed or withdrawn; or

(ii)

when the Chief Compliance Officer has been advised by the Trust that the same Covered Security is being considered for purchase or sale for any of the Funds.

d.

The pre-clearance requirements contained in paragraph IV.B.1.a., above, shall not apply to the following securities (“Exempt Securities”):

(i)

Securities that are not Covered Securities;

(ii)

De Minimis Securities;

(iii)

Securities purchased or sold in any account over which the Access Person has no direct or indirect influence or control;

(iv)

Securities purchased or sold in a transaction which is non-volitional on the part of either the Access Person or the Funds;

(v)

Securities acquired as a part of an automatic dividend reinvestment plan;

(vi)

Securities acquired upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired;

(vii)

Securities which the Funds are not permitted to purchase under the investment objectives and policies set forth in the Funds’ then current prospectus(es) under the Securities Act of 1933 or the Funds’ registration statement on Form N-1A;

e.

No Initial Public Offerings or Limited Offerings are permitted.

f.

All Access Persons except for Restricted Trustees and Restricted Officers must have all securities transaction orders placed and executed by the Director of Trading for the Trust.

g.

No Access Person except for Restricted Trustees and Restricted Officers may buy and sell the same security in their personal accounts within a minimum ownership period of 30 days without prior approval from the Chief Compliance Officer of the Trust.

h.

In addition, any Access Person shall not:

(i)

Receive any gift or other thing of more than de minimis value from any person or entity that does business with or on behalf of the Trust;

(ii)

Omit disclosure of any service on the board of directors of publicly traded companies.  If board service is effective, the Trust will not make investments in those publicly traded companies while any Trust personnel, officer, or trustee is serving as a board member; or

(iii)

Accept any board service position on any publicly owned company without pre-approval from the Chief Compliance Officer of the Trust.

i.

Restrictions on Options Transactions by Access Persons:

(i)

Due to the high risk and volatile nature of options trading, no Access Person of the Trust except for Restricted Trustees and Restricted Officers may trade options for his or her personal account or for any immediate family member without the permission of the Chief Compliance Officer of the Trust.

(ii)

An Access Person with approval to trade options will be exempt from the minimum ownership period of 30 days.

2.

Restrictions on Personal Securities Transactions by Restricted Trustees and Restricted Officers.

The Trust recognizes that a Restricted Trustee and a Restricted Officer do not have on-going, day-to-day involvement with the operations of the Trust or the Fund.  In addition, it has been the practice of the Trust to give information about securities purchased or sold by the Fund or considered for purchase or sale by the Fund to Restricted Trustees and Restricted Officers in materials circulated more than 15 days after such securities are purchased or sold by the Fund or are considered for purchase or sale by the Fund.  Accordingly, the Trust believes that less stringent controls are appropriate for Restricted Trustees and Restricted Officers, as follows:

a.

The securities pre-clearance requirement contained in paragraph IV.B.1.a. above shall only apply to a Restricted Trustee or Restricted Officer if he or she knew or, in the ordinary course of fulfilling his or her official duties as a trustee or officer, should have known, that during the fifteen day period before the transaction in a Covered Security (other than an Exempt Security) or at the time of the transaction that the Covered Security purchased or sold by him or her other than an Exempt Security was also purchased or sold by the Fund or considered for the purchase or sale by the Fund.

b.

If the pre-clearance provisions of the preceding paragraph apply, no clearance will be given to a Restricted Trustee or Restricted Officer to purchase or sell any Covered Security (1) on a day when any portfolio of the Trust has a pending “buy” or “sell” order in that same Covered Security until that order is executed or withdrawn or (2) when the Chief Compliance Officer has been advised by the investment adviser that the same Covered Security is being considered for purchase or sale for any portfolio of the Trust.

V.

Procedures.

In order to provide the Trust with information to enable it to determine with reasonable assurance whether the provisions of this Code are being observed by its Access Persons:

A.

Each Access Person of the Trust other than a trustee who is not an “interested person” of the Trust, as that term is defined in the 1940 Act (an “Independent Trustee”), will submit to the Chief Compliance Officer an initial holdings report in the form attached hereto as Exhibit B that lists all Covered Securities beneficially owned1 by the Access Person except as stated below.  This report must be submitted within ten days of becoming an Access Person, and must include the title of each security, the number of shares held, and the principal amount of the security.  The report must also include a list of any securities accounts maintained with any broker, dealer or bank.

B.

Each Access Person of the Trust other than an Independent Trustee will also submit to the Chief Compliance Officer an annual holdings report in the form attached hereto as Exhibit C no later than thirty days after the end of the calendar year.  Except as stated below, the annual holdings report must list all Covered Securities beneficially owned by the Access Person, the title of each security, the number of shares held, and the principal amount of the security, as well as a list of any securities accounts maintained with any broker, dealer or bank.  This information must be current as of a date no more than 30 days before the report is submitted.

C.

Each Access Person of the Trust other than a Restricted Trustee or Restricted Officer shall direct his or her broker to supply to the Chief Compliance Officer, on a timely basis, duplicate copies of confirmations of all securities transactions in which the person has, or by reason of such transaction acquires any direct or indirect beneficial ownership and copies of quarterly statements for all securities accounts.

D.

Except as stated below, each Access Person of the Trust other than an Independent Trustee shall submit reports in the form attached hereto as Exhibit D to the Chief Compliance Officer showing all transactions in Covered Securities in which the person has, or by reason of such transaction acquires, any direct or indirect beneficial ownership, as well as all accounts established with brokers, dealers or banks during the quarter in which any Covered Securities were held for the direct or indirect beneficial interest of the Access Person.2  Such reports shall be filed no later than 10 days after the end of each calendar quarter.  An Access Person of the Trust need not make a quarterly transaction report under this paragraph if all of the information required by this paragraph V.D. is contained in the brokerage confirmations or account statements required to be submitted under paragraph V.C. and is received by the Chief Compliance Officer in the time period stated above.  Each Independent Trustee shall submit the same quarterly report as required under paragraph V.D. to the Chief Compliance Officer of the Trust, but only for a transaction in a Covered Security (except as stated below) where he or she knew at the time of the transaction or, in the ordinary course of fulfilling his or her official duties as a trustee, should have known that during the 15-day period immediately preceding or after the date of the transaction, such Covered Security is or was purchased or sold, or considered for purchase or sale, by the Fund.

E.

The reporting requirements of this Section V do not apply to securities transactions effected for, and any Covered Securities held in, any account over which an Access Person does not have any direct or indirect influence or control.

F.

The Chief Compliance Officer shall notify each Access Person of the Trust who may be subject to the pre-clearance requirement or required to make reports pursuant to this Code that such person is subject to the pre-clearance or reporting requirements and shall deliver a copy of this Code to each such person.

G.

The Chief Compliance Officer of the Trust shall maintain copies of this Code of Ethics and the names of the persons who are required to report their securities transactions pursuant to the Code and the names of all persons responsible for reviewing such reports.  Such Chief Compliance Officer shall keep all reports submitted by Access Persons pursuant to this Code in a safe and secure location, and shall not disclose the reports or their contents to any person except as necessary to perform the responsibilities of Chief Compliance Officer.  In addition, the Chief Compliance Officer shall review the initial holdings reports, annual holdings reports, and quarterly transaction reports required to be made by the Access Persons pursuant to this Code, and as appropriate compare the reports with the pre-clearance authorizations received, and report to the Board of Trustees of the Trust:

1.

With respect to any transaction that appears to evidence a possible violation of this Code; and

2.

Apparent violations of the reporting requirement stated herein.

H.

The Board of Trustees of the Trust shall consider reports made to it hereunder and shall determine whether the policies established in Sections IV and V of this Code of Ethics have been violated, and what sanctions, if any, should be imposed on the violator, including but not limited to a letter of censure, removal or suspension from office, termination of employment, or the unwinding of the transaction and the disgorgement of any profits to the Funds.

I.

The Trust shall maintain and enforce this Code and shall forward to the Funds’ administrator and the Funds’ counsel copies of this Code and all future amendments and modifications thereto.  The Board of Trustees of the Trust, including a majority of the trustees who are not “interested persons” of the Trust (as defined in the 1940 Act), shall approve this Code of Ethics and any material amendments to this Code.  Such approval must be based on a determination that the Code contains provisions reasonably necessary to  prevent Access Persons of the Trust from engaging in any conduct prohibited under this Code and under Rule 17j-1 under the 1940 Act.  Furthermore, any material changes to this Code will be approved by the Board of Trustees of the Trust no later than six months after such change.  Before approving any material amendments to this Code of Ethics, the Board of Trustees of the Trust must receive a certification from the Trust that it has adopted procedures reasonably necessary to prevent access persons from violating this Code.

J.

At each quarterly Board of Trustees’ meeting the Chief Compliance Officer of the Trust shall provide a written report to the Board of Trustees stating:

1.

Any reported securities transaction that occurred during the prior quarter that may have been inconsistent with the provisions of this Code of Ethics; and

2.

All disciplinary actions taken in response to such violations.

K.

At least once a year, the Chief Compliance Officer of the Trust shall provide to the Board of Trustees of the Trust with respect to both this Code and the code of ethics of the investment adviser, a written report which contains:

1.

A summary of existing procedures concerning personal investing by their access persons and any changes in the procedures during the past year;

2.

An evaluation of current compliance procedures and a report on any recommended changes in existing restrictions or procedures based upon their experience under such codes, industry practices, or developments in applicable laws and regulations;

3.

Describes any issues arising under such codes since the last report, including but not limited to, information about material violations of such codes and sanctions imposed in response to material violations; and

4.

A certification that the procedures which have been adopted are those reasonably necessary to prevent access persons from violating their respective codes.  The Board of Trustees of the Trust shall consider such written reports not less frequently than annually.

L.

This Code and any code that has been in effect during the past five years, a record of any violation of such codes and any action taken as a result of the violation, a copy of each report made by an Access Person under this Code (including any written information provided in lieu of the reports under Section V.C.), lists of all persons required to make reports, lists of all persons responsible for reviewing such reports, any written reports provided pursuant to Section V.K., and a record of any decision and the reasons supporting a decision to approve the acquisition by Investment Personnel of securities in an Initial Public Offering or Limited Offering under Section IV.B.1.e., shall be preserved with the Trust’s records for the period and in the manner required by Rule 17j-1.

VI.

Certification.

Each Access Person will be required to certify annually that he or she has read and understood this Code of Ethics, and will abide by it.  Each Access Person will further certify that he or she has disclosed or reported all personal securities transactions required to be disclosed or reported under the Code of Ethics.  A form of such certification is attached hereto as Exhibit A.

Adopted: September 21, 2010 as revised on December 19, 2011

EXHIBIT A

PHILADELPHIA INVESTMENT PARTNERS NEW GENERATION FUND

(the “Trust”)

Code of Ethics

Annual Certificate

Pursuant to the requirements of the Code of Ethics of the Trust, the undersigned hereby certifies as follows:

1.

I have read the Trust’s Code of Ethics.

2.

I understand the Code of Ethics and acknowledge that I am subject to it.

3.

Since the date of the last Annual Certificate (if any) given pursuant to the Code of Ethics, I have reported all personal securities transactions and provided any securities holdings reports required to be reported under the Code of Ethics.

Date:

Signature:

Print Name:

EXHIBIT B

PHILADELPHIA INVESTMENT PARTNERS NEW GENERATION FUND

(the “Trust”)

Code of Ethics

Initial Holdings Report

To the Compliance Officer:

1.

On ___________, 20__, I became an “Access Person” of the Trust.  As of that date, I had a direct or indirect beneficial ownership interest3 in the securities listed below which are required to be reported pursuant to Rule 17j-1 under the Investment Company Act of 1940:

Name and Type of Security	Exchange Ticker or CUSIP Number	Number of Shares	Principal Amount	Type of Interest (Direct or Indirect)

2.

I have direct or indirect ownership of brokerage account(s) maintained at __________________________________________________________________________________________________________________________________________________________________________________________________________________________________(insert name(s) of brokerage firm).  I understand that I must have copies of my brokerage trade confirmations and periodic statements sent to the Compliance Officer.

This report: (i) excludes securities and accounts over which I had no direct or indirect influence or control; (ii) excludes securities not required to be reported (that is, direct obligations of the U. S. Government, shares issued by mutual funds and unit investment trusts, bankers’ acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments); and (iii) is not an admission that I have or had any direct or indirect beneficial ownership in the securities or accounts listed above.

Date:

Signature:

Print Name:

EXHIBIT C

PHILADELPHIA INVESTMENT PARTNERS NEW GENERATION FUND

(the “Trust”)

Code of Ethics

Annual Report

To the Compliance Officer:

1.

As of _________, 20__, I had a direct or indirect beneficial ownership interest4 in the securities listed below which are required to be reported pursuant to Rule 17j-1 under the Investment Company Act of 1940:

Name and Type of Security	Exchange Ticker or CUSIP Number	Number of Shares	Principal Amount	Type of Interest (Direct or Indirect)

2.

I have direct or indirect ownership of brokerage account(s) maintained at __________________________________________________________________________________________________________________________________________________________________________________________________________________________________(insert name(s) of brokerage firm).  I understand that I must have copies of my brokerage trade confirmations and periodic statements sent to the Compliance Officer.

This report: (i) excludes securities and accounts over which I had no direct or indirect influence or control; (ii) excludes securities not required to be reported (that is, direct obligations of the U.S. Government, shares issued by mutual funds and unit investment trusts, bankers’ acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments); and (iii) is not an admission that I have or had any direct or indirect beneficial ownership in the securities or accounts listed above.

Date:

Signature:

Print Name:

EXHIBIT D

PHILADELPHIA INVESTMENT PARTNERS NEW GENERATION FUND

(the “Trust”)

Securities Transactions Report

For the Calendar Quarter Ended: _________

To the Compliance Officer:

During the quarter referred to above, the following transactions were effected in Covered Securities of which I had, or by reason of such transaction acquired, direct or indirect beneficial ownership, and which are required to be reported pursuant to the Code of Ethics adopted by the Trust.

Security	Date of Transaction	No. of Shares or Principal Amount	Dollar Amount of Transaction	Interest and Maturity Date (if applicable)	Nature of Transaction (Purchase, Sale, Other)	Price	Broker/ Dealer or Bank Through Whom Effected

This report (i) excludes transactions with respect to which I had no direct or indirect influence or control, (ii) other transactions not required to be reported, and (iii) is not an admission that I have or had any direct or indirect beneficial ownership in the securities listed above.

Except as noted on the reverse side of this report, I hereby certify that I have no knowledge of the existence of any personal conflict of interest relationship which may involve the Trust, such as the existence of any economic relationship between my transactions and securities held or to be acquired by the Trust.

Date:

Signature:

Print Name:

EXHIBIT E

PHILADELPHIA INVESTMENT PARTNERS NEW GENERATION FUND

(the “Trust”)

Code of Ethics

Pre-Clearance Form

REQUEST:

Date:

To the Compliance Officer:

I request authorization for the following transaction:

Name of Security   Number of Shares/Principal Amount

I am not trading on inside information.  This request is being made in advance of order placement with a broker.

Signature:

Print Name:

AUTHORIZATION:

This trade is authorized on ____________ and is valid for two (2) business days from the date of the authorization.

Signature:

Footnotes

1

You will be treated as the “beneficial owner” of a security under this policy only if you have a direct or indirect pecuniary interest in the security.

a.

A direct pecuniary interest is the opportunity, directly or indirectly, to profit, or to share the profit, from the transaction.

b.

An indirect pecuniary interest is any non-direct financial interest, but is specifically defined in the rules to include securities held by members of your immediate family sharing the same household; securities held by a partnership of which you are a general partner; securities held by a trust of which you are the settlor if you can revoke the trust without the consent of another person, or a beneficiary if you have or share investment control with the trustee; and equity securities which may be acquired upon exercise of an option or other right, or through conversion.  For interpretive guidance on this test, you should consult counsel.

2

See footnote 1 above.

3

You will be treated as the “beneficial owner” of a security under this policy only if you have a direct or indirect pecuniary interest in the security.

a.

A direct pecuniary interest is the opportunity, directly or indirectly, to profit, or to share the profit, from the transaction.

b.

An indirect pecuniary interest is any non-direct financial interest, but is specifically defined in the rules to include securities held by members of your immediate family sharing the same household; securities held by a partnership of which you are a general partner; securities held by a trust of which you are the settlor if you can revoke the trust without the consent of another person, or a beneficiary if you have or share investment control with the trustee; and equity securities which may be acquired upon exercise of an option or other right, or through conversion.  For interpretive guidance on this test, you should consult counsel.

4

You will be treated as the “beneficial owner” of a security under this policy only if you have a direct or indirect pecuniary interest in the security.

a.

A direct pecuniary interest is the opportunity, directly or indirectly, to profit, or to share the profit, from the transaction.

b.

An indirect pecuniary interest is any non-direct financial interest, but is specifically defined in the rules to include securities held by members of your immediate family sharing the same household; securities held by a partnership of which you are a general partner; securities held by a trust of which you are the settlor if you can revoke the trust without the consent of another person, or a beneficiary if you have or share investment control with the trustee; and equity securities which may be acquired upon exercise of an option or other right, or through conversion.  For interpretive guidance on this test, you should consult counsel.